PROMISSORY NOTE

$125,000.00

January 28, 2010

FOR VALUE RECEIVED, Rotate Black, Inc. ("Maker"), hereby promises and agrees to pay to the order of Mark T. Calvert, as Chapter 11 Trustee for the estate of Cruise Holdings II, LLC ("Trustee"; Trustee and each and all subsequent holders of this Note are included in the term "Holder"), in the manner set forth herein, in legal tender of the United States of America, the principal sum of One Hundred Twenty Five Thousand Dollars ($125,000.00), on or before the Maturity Date, as defined herein.

All principal, interest and unpaid costs hereon shall be due and payable on the earlier of (such earlier date, the "Maturity Date").

(a) March 15, 2010, or

(b) the acceleration of the outstanding balance of this Note pursuant to the terms set forth herein Principal may be prepaid at any time in whole or in part, without premium or penalty.

Any of the following shall constitute an event of default (each an "Event of Default"):

(a) Any failure by Maker to make payment of principal or interest when due;

(b) Any failure by Maker to make any payment set forth in that certain Offer to Purchase the vessel M/V Big Easy for a gross purchase price of Three Million Dollars ($3,000,000) dated as of January 28, 2010 pursuant to the terms thereof.

(c) The Maker shall: (i) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee, or a substantial part of any of its properties or assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Maker in which an order for relief is entered or which remains undismissed for a period of thirty (30) days or more; or the Maker by any act or omission shall indicate its consent to, approval of or fail to timely object to any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver, or any trustee for the Maker or any substantial part of any of its properties or assets, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; (ii) generally not pay its debts as such debts become due without proper defenses or admit in writing its inability to pay its debts as they mature; or (iii) have concealed, removed or permitted to be concealed or removed any part of its properties or assets, with the intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be determined by proper authority to be fraudulent under any

bankruptcy, fraudulent conveyance or similar law; or shall have suffered or permitted while solvent, any creditor to obtain a lien upon any of the property of the Maker through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof; or (iv) be "insolvent", as such term is defined in the United States Bankruptcy Code, § 11 U.S.C. § 101(31).

Upon the occurrence of an Event of Default, the Holder may, at any time, with or without written notice, take any or all of the following actions, at the same or different times (the right to take such actions shall be cumulative): (i) declare the outstanding balance of this Note to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, further that the outstanding balance of this Note shall automatically become due and payable upon the occurrence of an Event of Default under subparagraph (c) of the immediately preceding paragraph, (ii) take any and all actions and pursue any and all remedies when and as may be permitted by this Note, any other agreement between Maker and Seller, court order, or by applicable law (including, without limitation, all rights of banker's lien, counterclaim or set-off), and (iii) apply amounts received by the Holder in reduction of the outstanding balance of this Note in such order as the Holder may elect in his sole and absolute discretion.

Upon the occurrence and continuance of an Event of Default, and without limiting, constituting forbearance in respect of, or otherwise affecting the exercise of any other right or remedy the Holder may have, the then unpaid principal balance hereof shall, at the option of Holder, bear interest from the time of such default at a rate per annum of 12% (the "Default Rate"). In no event and under no circumstances shall there be due hereunder, nor shall Holder be entitled hereunder to receive at any time, any charges not allowed or permitted by law or any interest or interest rate in excess of the maximum allowed by law. In the event that the amount of any charge or payment due hereunder shall create or shall be deemed to create an interest charge in excess of the maximum permissible legal rate, then the charge of any such excess amount shall be deemed unenforceable and void and its collection shall be waived, without affecting the remainder of the obligations evidenced hereby, and any such excess amount which may have been paid to Holder shall be refunded.

Upon the occurrence and continuance of an Event of Default, Maker agrees and covenants to provide to Holder, immediately upon the occurrence of such Event of Default and prior to March 31 of each year during the continuance of such Event of Default, a copy of financial statements for the Maker for the calendar year ended on the immediately preceding December 31. Additionally, during the continuance of an Event of Default, Maker shall provide to Holder, prior to the 30th day of each calendar quarter, financial statements for the Maker for the immediately preceding quarter. Such financial statements shall be in such detail as Holder may reasonably require.

With respect to any and all obligations evidenced hereby, Maker severally waives the following: (1) notice of acceptance of this Note by the Holder; (2) demand, presentment, protest, notice of dishonor, suit against any party and all other requirements necessary to charge or hold Maker liable on any obligation; and (3) the right to interpose any non-compulsory set off or counterclaim of any nature or description in any litigation in which Holder and Maker shall be

adverse parties. Maker agrees that any obligations of Maker evidenced hereunder may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, discharged or released by Holder, all without notice to or further reservations of rights against Maker and all without in any way affecting or releasing the liability of Maker. Maker agrees to pay all taxes and assessments levied on or with respect to the obligation evidenced hereunder and this Note, and all filing fees and all costs of collecting or securing or attempting to collect or secure any obligations hereunder, including attorneys' fees, whether or not involving litigation and/or appellate proceedings.

Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid, unless in writing and signed by Holder. All rights and remedies of Holder under the terms of this Note and under any statutes or rules of law shall be cumulative and may be exercised successively or concurrently. Maker agrees that Holder shall be entitled to all the rights of a holder in due course of a negotiable instrument. Holder shall have the right unilaterally to correct patent errors in this Note and to fill in any blank spaces herein so as to conform to the terms upon which the Loan is being made.

Maker is liable for all obligations evidenced by this Note, and has subscribed its name hereto without condition that anyone else should sign or become bound hereon or thereon and without any other condition whatever being made. The provisions of this Note are binding on the administrators, assigns and successors of Maker and shall inure to the benefit of Holder, its successors and assigns.

Maker acknowledges and agrees that Holder may sell, assign, pledge, encumber, or otherwise transfer to any person all or any portion of its interest in this Note and the documents evidencing and securing the obligations hereunder, and that in connection with any such proposed transfer, Holder may disclose to the proposed purchaser any or all information in its files as to the obligations evidenced by this Note, and as to Maker.

Any modification of this Note which is not in writing and signed by Holder and Maker shall be void. Holder may rely on the information, instructions, or other communications given to Holder by Maker.

All notices and other communications under this Note shall be in writing.

Except where the laws of the United States are applicable (including, without limitation, any federal laws pertaining to maximum permitted rates of interest), this Note shall be governed by and construed under the laws of the State of Florida without application of its conflict of laws principles.

Any provision of this Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof. Maker acknowledges receipt of a completed copy of this Note.

All payments on this Note received after 2:00 P.M. Eastern Time on any business day shall be deemed received at the opening of the next business day.

Maker hereby agrees to pay to Holder, upon demand, all costs and expenses of every kind and description reasonably incurred by Holder in connection with the enforcement and protection (whether in connection with any appeal by Holder of any lower court proceeding or otherwise) of the rights of Holder hereunder or in any way related hereto, whether or not legal or equitable proceedings are actually commenced, including, without limitation, the reasonable fees and disbursements for Holder.

MAKER AND, BY ITS ACCEPTANCE HEREOF, HOLDER, EACH HEREBY WAIVES (1) ALL RIGHTS TO RELY ON OR ENFORCE ANY ORAL STATEMENTS MADE PRIOR TO, CONTEMPORANEOUSLY WITH OR SUBSEQUENT TO THE SIGNING OF THIS NOTE; AND (2) THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR WITH RESPECT TO DEALINGS BETWEEN HOLDER AND MAKER CONCERNING ANY COURSE OF CONDUCT, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER TO PROVIDE CREDIT TO MAKER.

MAKER AND, BY ITS ACCEPTANCE HEREOF, HOLDER, AGREE, CONSENT, AND ACKNOWLEDGE THAT THE MANDATORY VENUE AND EXCLUSIVE JURISIDICTION FOR ANY LEGAL PROCEEDING IN CONNECTION WITH THIS NOTE SHALL BE IN **THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF FLORIDA, WEST PALM BEACH DIVISION OR, SOLELY IN THE EVENT THAT SUCH COURT LACKS SUBJECT MATTER JURISDICTION, ANY COURT OF COMPETENT JURISDICTION IN PALM BEACH COUNTY, FLORIDA**.

ROTATE BLACK, INC.

By: ______________________
Name: John Paulsen
Title: CEO